Dear Stockholder:

     We cordially invite you to attend our 1999 Annual Meeting, which will be held on Thursday, June 29, 2000, at 10:00 a.m. at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

     Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

     Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

     We hope that you will be able to join us on June 29.

                                           Very truly yours,




                                           Rick Powell
                                           Chairman of the Board and
                                           Chief Executive Officer









                     First Cash Financial Services, Inc.
                     690 East Lamar Boulevard, Suite 400
                           Arlington, Texas 76011
                          ------------------------


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held June 29, 2000
                         ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of First Cash Financial Services, Inc. (the "Company") will be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., Dallas/Fort Worth time, on Thursday, June 29, 2000, for the following purposes:

     1.   To elect three Directors;

     2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2000;

     3. To transact such other business as may properly come before the meeting.

     Common stockholders of record at the close of business on May 29, 2000 will be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,



Arlington, Texas                        Rick L. Wessel
June 5, 2000                            President, Chief Financial Officer,
                                        Secretary and Treasurer



                      First Cash Financial Services, Inc.
                      690 East Lamar Boulevard, Suite 400
                            Arlington, Texas 76011
                           ------------------------

                                PROXY STATEMENT
                        Annual Meeting of Stockholders
                        ------------------------------

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of First Cash Financial Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., on Thursday, June 29, 2000, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about June 5, 2000.

     The close of business on May 29, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 8,819,560 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Item 2 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) TO ELECT THREE DIRECTORS; (ii) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000; AND (iii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

                                ANNUAL REPORT
                                -------------

     The Annual Report to Stockholders, covering the fiscal year of the Company, dated December 31, 1999, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

     The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the President, Chief Financial Officer, Secretary and Treasurer at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.


                                    ITEM 1
                                    ------
                           TO ELECT THREE DIRECTORS
                           ------------------------

     The Bylaws of the Company provide that the Board of Directors will determine the number of directors, but shall consist of at least one director and no more than 15 directors. The stockholders of the Company elect the directors. At each annual meeting of stockholders of the Company successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. The stockholders will elect three directors for the coming year; such nominees presently serve as directors of the Company and will be appointed for terms of three years each.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that the nominee(s) will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     The Board of Directors of the Company consists of four directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 2001 - Mr. Powell; and 1999 - Messrs. Wessel, Burke and Love. All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and executive officer. The Directors standing for election at the 1999 annual meeting are as follows:

     Rick L. Wessel has been associated with the Company since February 1992, has served as chief financial officer, secretary and treasurer of the Company since May 1992, has served as president since May 1998, and has served as a director since November 1992. Prior to February 1992, Mr. Wessel was employed by Price Waterhouse LLP for approximately nine years. Mr. Wessel is a certified public accountant licensed in Texas.

     Richard T. Burke has served as a director of the Company since December 1993. Mr. Burke is the founder and former chief executive officer and chairman, from 1974 to 1988, of United HealthCare Corporation. Mr. Burke remains a director of United HealthCare Corporation, a company engaged in the managed health care industry. From 1977 to 1987, Mr. Burke also served as chief executive officer of Physicians Health Plan of Minnesota (now MEDICA), the largest client of United HealthCare Corporation. The securities of United HealthCare Corporation are registered pursuant to the Exchange Act. Mr. Burke is owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League.

     Joe R. Love has served as a director of the Company since December 1991. Mr. Love has served as chairman of CCDC, Inc., a venture capital firm, since October 1976. Since July 1989, Mr. Love has served on the board of directors of Phymed, Inc., a company operating radiology centers. Mr. Love has served as a director of Atomic Burrito, Inc., a public company involved in the entertainment and restaurant industry, since October 1996.


Director Not Standing For Election
----------------------------------

     Phillip E. Powell, has served as director since March 1990, served as president from March 1990 until May 1992, and has served as chief executive officer since May 1992. Mr. Powell has been engaged in the financial services business for over 16 years.

Board of Directors, Committees and Meetings
-------------------------------------------

     The Board of Directors held thirteen meetings during the five months months ending December 31, 1998 and the year ending December 31, 1999. Each director attended 100% of the Board meetings during the five months months ending December 31, 1998 and the year ending December 31, 1999. The Audit and Compensation Committees consist of Richard T. Burke and Joe R. Love. The Audit Committee held two meetings during the five months months ending December 31, 1998 and the year ending December 31, 1999 and the Compensation Committee held six meetings during the five months months ending December 31, 1998 and the year ending December 31, 1999.

     Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent auditors and reviews the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements, scope of the audit, the audit plan and the independence of such accountants.

     Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plan.

     The Company has no nominating committee or any committee serving a similar function.

Directors' Fees
---------------

     For the five months months ending December 31, 1998 and the year ending December 31, 1999, the outside directors received no compensation for attending meetings of the Board of Directors or any committee thereof. The directors are reimbursed for their reasonable expenses incurred for each Board and committee meeting attended. See "Compensation - Stock Options and Warrants" for a discussion of options and warrants issued to directors since August 1, 1998.

Reports
-------

     To the best knowledge of the Company, all reports as required under Section 16(a) of the Exchange Act were filed on a timely basis during the five months ending December 31, 1998 and the year ending December 31, 1999.

Board Committees; Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------------------------

     The Board of Directors has two standing committees. The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Audit Committee reviews internal controls, recommends to the Board of Directors engagement of the Company's independent certified public accountants, reviews with such accountants the plan for and results of their examination of the consolidated financial statements, and determines the independence of such accountants. Messrs. Burke and Love serve as members of each of these committees.



THE BOARD HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE FOR SUCH ELECTIONS. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE ELECTION OF DIRECTORS.



                                    ITEM 2
                                    ------

RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE
               COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000
               ---------------------------------------------

     The Board of Directors and the Audit Committee of the Board have approved engagement of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000 consolidated financial statements. The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2000. Both the Audit Committee of the Board of Directors and the Board itself has approved the engagement of Deloitte & Touche LLP for audit services.

     In the event the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the year ending December 31, 2000, it is contemplated that the appointment for the year ending December 31, 2000 will be permitted to stand unless the Board finds other good reason for making a change.

     Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

     THE BOARD HAS RECOMMENDED THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.


                             EXECUTIVE OFFICERS
                             ------------------

     The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

              Name             Age               Position
              ----             ---               --------
       Phillip E. Powell        49         Chairman of the Board and
                                            Chief Executive Officer
       Rick L. Wessel           41         President, Chief Financial Officer,
                                            Secretary, Treasurer and Director
       J. Alan Barron           39         President - Pawn Operations
       Blake A. Miraglia        32         President - Check Cashing Operations
       Scott Williamson         41         Executive Vice President

     J. Alan Barron joined the Company in January 1994 as its chief operating officer. Mr. Barron served as the chief operating officer from January 1994 to May 1998 and has served as the president - pawn operations since May 1998.
Prior to joining the Company, Mr. Barron spent two years as chief financial officer for a nine-store privately held pawnshop chain. Prior to his employment as chief financial officer of this privately held pawnshop chain, Mr. Barron spent five years in the Fort Worth office of Price Waterhouse LLP.

     Blake A. Miraglia joined the Company in June 1998 as the president of check cashing operations. Prior to joining the Company, Mr. Miraglia was the president of Miraglia, Inc. from 1992 to May 1998. The Company acquired Miraglia, Inc. in June 1998.

     Scott Williamson joined the Company in January 1994 as its corporate controller and in October 1994 was elected to senior vice president. Mr. Williamson served a senior vice president from October 1994 to May 1998 and has served as executive vice president since May 1998. Prior to joining the Company, Mr. Williamson served as the director of internal audit for the Dallas office of the Federal Deposit Insurance Corporation where he was employed since 1989. From 1985 to 1989, Mr. Williamson served as vice president and corporate audit department manager for Bright Banc Savings Association of Dallas. Mr. Williamson also spent a total of five years in public accounting firms, including two years with Ernst & Young. Mr. Williamson is a certified public accountant licensed in Texas and Oklahoma.

     Biographical information with respect to Messrs. Powell and Wessel was previously provided under Item 1.

                               STOCK OWNERSHIP
                               ---------------

     The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each director, each named executive officer, and the total number of shares of the Company's Common Stock beneficially owned by all directors and officers as a group, as reported by each such person, as of May 29, 2000. On that date, there were 8,819,560 shares of voting Common Stock issued and outstanding.

                                                Shares Beneficially
       Officers, Directors                           Owned (2)
     and 5% Stockholders (1)                   Number        Percent
     -----------------------                   ------        -------
     Richard T. Burke (3)                    1,503,000        16.85%
     Wasatch Advisors, Inc.                  1,086,940        12.32
     Phillip E. Powell (4)                   1,149,727        11.94
     Joe R. Love (5)                           430,606         4.73
     CCDC, Inc. (6)                            430,606         4.73
     Rick L. Wessel (7)                        565,952         6.21
     J. Alan Barron (8)                        419,566         4.63
     Blake A. Miraglia (9)                     292,444         3.30
     Scott Williamson (10)                     299,064         3.33
     All officers and directors
      as a group (7 persons)                 4,660,359        43.39

(1) The addresses of the persons shown in the table above who are directors or 5% stockholders are as follows: (i) Wasatch Advisors, Inc., 68 South Main, Salt Lake City, UT 84101; and (ii) all other persons and/or entities listed, 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011.
(2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable. Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days of May 29, 2000, upon exercise of outstanding warrants and options.
(3) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2003. Excludes 10,000 shares of Common Stock owned by Mr. Burke's wife, which Mr. Burke disclaims beneficial ownership.
(4) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 100,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 60,000 shares at a price of $8.00 per share to expire in February 2003, a warrant to purchase 225,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 125,000 shares at a price of $10.00 per share to expire in April 2009, and a stock option to purchase 100,000 shares at a price of $4.625 per share to expire in January 2001.
(5) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2003, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 125,000 shares at a price of $4.625 per share to expire in January 2001, and a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009 and 155,606 shares of common stock all of which are beneficially owned by affiliates of Mr. Love.
(6) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2003, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, and a warrant to purchase 125,000 shares at a price of $4.625 per share to expire in January 2001, and a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009 all of which are beneficially owned by affiliates of Mr. Love.
(7) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 40,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 50,000 shares at a price of $8.00 per share to expire in February 2003, and a stock option to purchase 50,000 shares at a price of $10.00 per share to expire in April 2009.
(8) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 40,000 shares at a price of $8.00 per share to expire in February 2003, and a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009.
(9) Includes a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, and a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009.
(10) Includes a warrant to purchase 75,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 25,000 shares at a price of $12.00 per share to expire in September 2003, a warrant to purchase 30,000 shares at a price of $8.00 per share to expire in February 2003, and , a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009.

                                 COMPENSATION
                                 ------------

Executive Compensation
----------------------

     The following table sets forth compensation with respect to the chief executive officer and other executive officers of the Company who received total annual salary and bonus for the year ended December 31, 1999 in excess of $100,000. Also included in the following table is compensation for the five month period ended December 31, 1998 and the twelve month periods ended July 31, 1998 and July 31, 1997:

                              Summary Compensation Table
                              --------------------------
                                                       Long-Term
                         Annual compensation      Compensation - Awards
                         -------------------      ---------------------
                                                        Securities
  Name and Principal                                    Underlying           All Other
       Position        Period      Salary   Bonus   Options/Warrants (1)  Compensation (2)
       --------        ------      ------   -----   --------------------  ----------------
Phillip E. Powell     Dec. 1999  $ 300,000 $      -        125,000                 -
 Chairman of the      Dec. 1998    114,583        -        100,000                 -
 Board and Chief      July 1998    235,000   75,000         60,000                 -
 Executive Officer    July 1997    185,000  102,200              -                 -

Rick L. Wessel
 President,           Dec. 1999  $ 173,750 $      -         50,000                 -
 Chief Financial      Dec. 1998     66,667        -         40,000                 -
 Officer, Secretary   July 1998    135,000   50,000         50,000                 -
 and Treasurer        July 1997    100,000   57,200              -                 -

J. Alan Barron        Dec. 1999  $ 158,750 $      -         25,000                 -
 President - Pawn     Dec. 1998     62,500        -         25,000                 -
 Operations           July 1998    130,000   40,000         40,000                 -
                      July 1997    100,000   57,200              -                 -

Blake A. Miraglia     Dec. 1999  $ 158,750 $      -         25,000                 -
 President - Check    Dec. 1998     62,500        -         25,000                 -
 Cashing Operations   July 1998     21,700        -              -                 -
                      July 1997          -        -              -                 -

Scott Williamson      Dec. 1999  $ 118,750 $      -         25,000                 -
 Executive Vice       Dec. 1998     45,833        -         25,000                 -
 President            July 1998     95,000   25,000         30,000                 -
                      July 1997     85,000   22,200              -                 -

(1) See "- Employment Agreements" and "- Stock Options and Warrants" for a discussion of the terms of long-term compensation awards.
(2) The aggregate amount of other compensation is less than 10% of such executive officer's annual compensation.

Employment Agreements
---------------------

     Mr. Powell has entered into an employment agreement with the Company through fiscal 2001 which provides for: (i) a base salary of $114,583 for the five months ended December 31, 1998 and $206,250 from January 1, 1999 to September 30, 1999 and $93,750 from October 1, 1999 to December 31, 1999; (ii) the right to receive incentive compensation; and (iii) a lump-sum payment equal to the greater of one-year base salary or the remaining base salary that would have been paid in the initial term of employment in the event of constructive termination of employment. This agreement contains provisions, which automatically extend the agreement for one-year periods unless earlier terminated.

     Mr. Wessel has a one-year employment agreement with the Company, substantially identical to the employment agreement described above, except that the base salary is $66,667 for the five months ended December 31, 1998 and $120,000 from January 1, 1999 to September 30, 1999 and $53,750 from October 1, 1999 to December 31, 1999. Mr. Wessel is not entitled to receive incentive compensation. The initial term of this employment agreement expired on July 31, 1994; however, the agreement contains provisions which automatically extend the agreement for one-year periods unless earlier terminated.

Stock Options and Warrants
--------------------------

     The following table shows stock option or warrant grants made to named executive officers during the seventeen months ended December 31,1999:


            Individual Grants of Stock Options and Warrant Grants Made During the
                          Seventeen Months Ended December 31, 1999
            ---------------------------------------------------------------------
                                                                                 Potential Realizable
                        Percentage             Percentage                               Value at
                     of Total Options      of Total Warrants                         Assumed Annual
                        Granted to             Granted to                            Rates of Stock
               Options Employees in  Warrants  Employees in  Exercise              Price Appreciation
               Granted     Each      Granted      Fiscal       Price    Expiration   for Option and
    Name       (Shares)   Period     (Shares)      1998     (Per Share)    Date      Warrant Terms(1)
    ----       --------    ----      --------      ----     -----------    ----      ----------------
                                                                                       5%       10%
                                                                                       --       ---
Phillip E. Powell     -      -        100,000      28.4%       $12.00   Sept 2003  $268,000 $ 652,000
                125,000    26.0%            -        -          10.00  April 2009   633,750 1,748,750
Rick L. Wessel        -      -         40,000      11.4         12.00   Sept 2003   107,200   260,800
                 50,000    10.4             -        -          10.00  April 2009   253,500   699,500
J. Alan Barron        -      -         25,000       7.1         12.00   Sept 2003    67,000   163,000
                 25,000     5.2             -        -          10.00  April 2009   126,750   349,750
Blake Miraglia        -      -         25,000       7.1         12.00   Sept 2003    67,000   163,000
                 25,000     5.2             -        -          10.00  April 2009   126,750   349,750
Scott Williamson      -      -         25,000       7.1         12.00   Sept 2003    67,000   163,000
                 25,000     5.2             -         -         10.00  April 2009   126,750   349,750


(1) The actual value, if any, will depend upon the excess of the stock price over the exercise price on the date of exercise, so that there is no assurance the value realized will be at or near the present value.


                               December 31, 1999 Stock Option and Warrant Values
                               -------------------------------------------------

                                        Number of Unexercised           Value of Unexercised
                                      Stock Options and Warrants            In-The-Money
                    Shares                at Dec. 31, 1999            Stock Options and Warrants
                 Acquired on  Value           (Shares)                     Dec 31 , 1999 (l)
      Name         Exercise  Realized  Exercisable Unexercisable     Exercisable  Unexercisable
      ----         --------  --------  ----------- -------------     -----------  -------------
Phillip E. Powell  85,000  $ 380,980    810,000(2)     -             $1,193,125        -
Rick L. Wessel     60,000    276,280    290,000(3)     -                 12,500        -
J. Alan Barron    105,000    489,740    240,000(4)     -                 10,000        -
Blake Miraglia          -          -     50,000(5)     -                      -        -
Scott Williamson   55,000    257,840    155,000(6)     -                  7,500        -

(1) Computed based upon the differences between aggregate fair market value and aggregate exercise price.
(2) Includes warrants to purchase 585,000 shares at prices ranging from $4.625 to $15.00 per share and options to purchase 225,000 shares at prices ranging from $4.625 to $10.00 per share.
(3) Includes warrants to purchase 240,000 shares at prices ranging from $8.00 to $15.00 per share and options to purchase 50,000 shares at $10.00 per share.
(4) Includes warrants to purchase 215,000 shares at prices ranging from $8.00 to $15.00 per share and options to purchase 25,000 shares at $10.00 per share.
(5) Includes warrants to purchase 25,000 shares at $12.00 per share and options to purchase 25,000 shares at $10.00 per share.
(6) Includes warrants to purchase 130,000 shares at prices ranging from $8.00 to $15.00 per share and options to purchase 25,000 shares at $10.00 per share.

     Warrants held by other directors: On May 29, 2000, other directors held warrants to purchase 350,000 shares at prices ranging from $4.625 to $12.00 per share, expiring the later of September 2003 and options to purchase 25,000 shares at $10.00 per share, expiring April 2009.

     Warrants and options held by other employees and third parties: On May 29, 2000, other employees and third parties own warrants and options to purchase an aggregate of 611,250 shares at prices ranging from $4.00 to $15.00 per share, expiring the later of April 2009.

     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

Certain Transactions
--------------------

     In June 1998, in conjunction with the purchase of Miraglia, Inc., the Company entered into lease agreements for one of its check cashing locations, as well as for certain office space located in Concorde, California. These properties are partially owned by Mr. Blake Miraglia, president of check cashing operations. Total lease payments made pursuant to these leases were $20,000, $100,000 and $239,000 during the year ended July 31, 1998, five months ended December 31, 1998 and the year ended December 31, 1999, respectively, which approximated market rates. In addition, the Company has an outstanding, unsecured note payable due July 5, 2003, bearing interest at 7%, to Mr. Miraglia which amounted to $1,761,000 as of December 31, 1999 including accrued interest.

     During the five months ended December 31, 1998 and the year ended December 31, 1999, Mr. Joe R. Love (i) was issued a warrant to purchase 25,000 shares of common stock at an exercise price of $10.00 per share expiring in April 2009,
(ii) was issued a warrant to purchase 25,000 shares of common stock at an exercise price of $12.00 per share expiring in September 2003, and (iii) exercised a warrant to purchase 20,000 shares of common stock at an exercise price of $4.625 per share.

     At December 31, 1999 and 1998, the Company had notes receivable outstanding from certain of its officers totaling $2,592,000 and $1,289,000, respectively. These notes are secured by a total of 760,000 shares of common stock of the Company owned by these individuals, and bear interest at the prime rate minus one and a half percent. These notes are due upon the earlier of termination of employment with the Company or the sale of the underlying shares of common stock.

     In April 1991, the Company adopted a policy prohibiting transactions with its officers, directors or affiliates, unless approved by a majority of the disinterested directors and on terms no less favorable to the Company than could be obtained from an independent third party. The Company believes that all prior related party transactions were on terms as favorable as could be obtained from independent third parties.

Report of the Compensation Committee
------------------------------------

Overview

     The Compensation Committee of the Board of Directors supervises the Company's executive compensation. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     The Company seeks to provide an overall level of compensation to the Company's executives that are competitive within the pawnshop industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

     In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options and warrants.

Base Salary

     Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the pawn shop industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

Annual Incentive Compensation

     The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

Long-Term Incentive Compensation

     The Company provides long-term incentive compensation through its stock option plan and the issuance of warrants, which is described elsewhere in this proxy statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

     Mr. Powell was elected to the position of chief executive officer in May 1992. Mr. Powell's salary was increased from $235,000 to $275,000 on August 1, 1998 and from $275,000 to $375,000 on October 1, 1999. Mr. Powell received no bonuses during the five months ended December 31, 1998 and the the year ended December 31, 1999. Mr. Powell received option and warrant issuances based upon the overall performance of the Company during the five months ended December 31, 1998 and the the year ended December 31, 1999.

     The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

                                             Compensation Committee:
                                              Richard T. Burke
                                              Joe R. Love

Stock Price Performance Graph
-----------------------------

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the period from July 31, 1994 through December 31, 1999, with the cumulative total return on the Nasdaq Composite Index and a peer group index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes the Company, Cash America International, Inc., EZCORP, Inc., and U.S. Pawn, Inc.

                         FIRST CASH
                  FINANCIAL SERVICES, INC.      PEER GROUP      NASDAQ COMPOSITE
                  ------------------------      ----------      ----------------
July 31, 1994              100.00                 100.00             100.00
July 31, 1995               84.85                 120.14             140.34
July 31, 1996              115.15                 178.96             152.92
July 31, 1997              145.45                 179.14             225.66
July 31, 1998              330.30                 241.44             265.65
December 31, 1998          346.98                 193.51             315.19
December 31, 1999          200.00                 127.16             584.25

                               OTHER MATTERS
                               -------------

     Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                           COST OF SOLICITATION
                           --------------------

     The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of pocket expenses.

                           STOCKHOLDER PROPOSALS
                           ---------------------

     Proposals by stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than February 6, 2001.

                                 By Order of the Board of Directors,




Arlington, Texas                 Rick L. Wessel
June 5, 2000                     President, Chief Financial
                                 Officer, Secretary and Treasurer




REVOCABLE PROXY
                      FIRST CASH FINANCIAL SERVICES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                JUNE 29, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH FINANCIAL SERVICES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of First Cash Financial Services, Inc. (the "Company") hereby appoints Rick Powell and Rick L. Wessel the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash Financial Services, Inc. to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Thursday, June 29, 2000 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:

                                               For     Against    Abstain


1. Election of Messrs. Wessel, Burke and
    Love as directors (the Board of
    Directors recommends a vote FOR)          [   ]     [   ]      [   ]

2. Ratification of the selection of
    Deloitte & Touche LLP as independent
    auditors of the Company for the year
    ending December 31, 2000 (the Board of
    Directors recommends a vote FOR)          [   ]     [   ]      [   ]

3. Other Matters:
      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy will be voted for the choice specified. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated June 5, 2000 as well as the Annual Report for the fiscal year ended December 31, 1999.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


DATED:
       ------------------------       ---------------------------------------
                                      (Signature)


                                      ---------------------------------------
                                      (Signature if jointly held)


                                      ---------------------------------------
                                      (Printed Name)

                                       Please sign exactly as name appears on
                                       stock certificate(s).  Joint owners
                                       should each sign.  Trustees and others
                                       acting in a representative capacity
                                       should indicate the capacity in which
                                       they sign.